Exhibit 99.2

3Q 2017 Supplemental Information

Poet's Walk

SABRA HEALTH CARE REIT, INC.

Disclaimer
This supplement contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: changes in healthcare regulation and political or economic conditions; the anticipated benefits of our merger with Care Capital Properties, Inc. (“CCP”) may not be realized; the anticipated and unanticipated costs, fees, expenses and liabilities related to our merger with CCP; our dependence on the operating success of our tenants; our ability to implement the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP on the timing or terms we have previously disclosed; our ability to dispose of facilities currently leased to Genesis Healthcare, Inc. (“Genesis”) on the timing or terms we have previously disclosed; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; changes in tax laws and regulations affecting REITs; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.
Note Regarding Non-GAAP Financial Measures
This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of NOI and Cash NOI" and "Reconciliations of FFO, Normalized FFO, AFFO and Normalized AFFO” in this supplement.
Tenant and Borrower Information
This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived solely from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.

Company Information
Board of Directors

Richard K. Matros Chairman of the Board, President and Chief Executive Officer Sabra Health Care REIT, Inc.	Craig A. Barbarosh Partner Katten Muchin Rosenman LLP

Robert A. Ettl Chief Operating Officer Harvard Management Company	Michael J. Foster Managing Director RFE Management Corp.

Ronald G. Geary Owner and President Ellis Park Race Course, Inc.	Raymond J. Lewis Former Chief Executive Officer Care Capital Properties, Inc.

Jeffrey A. Malehorn President and Chief Executive Officer World Business Chicago	Milton J. Walters President Tri-River Capital
Senior Management

Richard K. Matros Chairman of the Board, President and Chief Executive Officer	Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer and Treasurer
Other Information

Corporate Headquarters 18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	Transfer Agent American Stock Transfer and Trust Company 6201 15th Avenue Brooklyn, NY 11219
www.sabrahealth.com

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On Sabra's website, www.sabrahealth.com, you can access, free of charge, Sabra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov.

For more information, contact Investor Relations at (888) 393-8248.

1

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET
Company Profile
Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra,” the “Company” or “we”), operates as a self-administered, self-managed REIT that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra primarily generates revenues by leasing properties to tenants and operators throughout the United States and Canada.
Objectives and Strategies
Following the completion of our merger with Care Capital Properties, Inc., we expect to continue to grow our investment portfolio while diversifying our portfolio by tenant, asset class and geography within the healthcare sector. We plan to achieve these objectives primarily through making investments directly or indirectly in healthcare real estate. We may also achieve our objective of diversifying our portfolio by tenant and asset class through select asset sales and other arrangements with Genesis and other tenants. We have entered into memoranda of understanding with Genesis to market for sale 35 skilled nursing facilities (the “MOU Disposition Facilities”), and as of November 1, 2017, have completed the sale of four MOU Disposition Facilities and have entered into a definitive agreement to sell an additional 20 MOU Disposition Facilities, which we expect to be completed in the fourth quarter of 2017. We expect the remaining MOU Disposition Facilities to be sold by the end of the first quarter of 2018 though there can be no assurance that the sales will be completed in that timeframe, if at all. We have also begun the process of marketing for sale up to all of the remaining 43 facilities leased to Genesis, with sales expected to occur in 2018. We believe that a significant reduction in our facilities leased to Genesis will ultimately improve our portfolio by reducing our exposure from the remaining skilled nursing operator in our portfolio that does not fit our preferred profile to an immaterial level.
We expect to continue to grow our portfolio through the acquisition of assisted living, independent living and memory care communities in the United States and Canada and through the acquisition of Skilled Nursing/Transitional Care and behavioral health facilities in the United States. We have and will continue to opportunistically acquire other types of healthcare real estate, originate financing secured directly or indirectly by healthcare facilities and invest in the development of Senior Housing communities and Skilled Nursing/Transitional Care facilities. We also expect to expand our portfolio through the development of purpose-built healthcare facilities through pipeline agreements and other arrangements with select developers. We further expect to work with existing operators to identify strategic development opportunities. These opportunities may involve replacing, renovating or expanding facilities in our portfolio that may have become less competitive and new development opportunities that present attractive risk-adjusted returns. In addition to pursuing acquisitions with triple-net leases, we expect to continue to pursue other forms of investment, including investments in Senior Housing - Managed properties, mezzanine and secured debt investments, and joint ventures for Senior Housing communities and Skilled Nursing/Transitional Care facilities.
With respect to our debt and preferred equity investments, in general, we originate loans and make preferred equity investments when an attractive investment opportunity is presented and either (a) the property is in or near the development phase or (b) the development of the property is completed but the operations of the facility are not yet stabilized. A key component of our strategy related to loan originations and preferred equity investments is our having the option to purchase the underlying real estate that is owned by our borrowers (and that directly or indirectly secures our loan investments) or by the entity in which we have an investment. These options become exercisable upon the occurrence of various criteria, such as the passage of time or the achievement of certain operating goals, and the method to determine the purchase price upon exercise of the option is set in advance based on the same valuation methods we use to value our investments in healthcare real estate. This strategy allows us to diversify our revenue streams and build relationships with operators and developers, and provides us with the option to add new properties to our existing real estate portfolio if we determine that those properties enhance our investment portfolio and stockholder value at the time the options are exercisable.
SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET (CONTINUED)
As of September 30, 2017

Market Facts		Credit Ratings
Common Stock Information
Closing Price	$21.94	S&P
52-Week range	$19.30 - $29.10	Corporate Rating	BB+ (stable outlook)
Common Equity Market Capitalization:	$3.9 billion	Unsecured Notes	BBB- (stable outlook)
Outstanding Shares	175.8 million	Preferred Equity Rating	B+ (stable outlook)
Enterprise Value:	$7.0 billion	Fitch
		Corporate Rating	BBB- (stable outlook)
Ticker symbols:		Unsecured Notes	BBB- (stable outlook)
Common Stock	SBRA	Preferred Equity Rating	BB (stable outlook)
Preferred Stock	SBRAP	Moody's
Stock Exchange:	NASDAQ	Corporate Rating	Ba1 (stable outlook)
Governance		Unsecured Notes	Ba1 (stable outlook)
(As of October 1, 2017)		Preferred Equity Rating	Ba2 (stable outlook)
ISS Governance QuickScore	4

Portfolio Information (1)
Investment in Real Estate Properties		Real Estate Property Bed/Unit Count
Skilled Nursing/Transitional Care	409	Skilled Nursing/Transitional Care	45,710
Senior Housing - Leased	88	Senior Housing - Leased	8,110
Senior Housing - Managed	11	Senior Housing - Managed	999
Specialty Hospitals and Other	22	Specialty Hospitals and Other	1,085
Total Equity Investments	530	Total Beds/Units	55,904

Investment in Direct Financing Lease	1
Investments in Loans Receivable (2)	24
Preferred Equity Investments (3)	13	Countries	2
Investment in Specialty Valuation Firm	1	U.S. States	43
Total Investments	569	Relationships	73

(1)	Excludes real estate properties held for sale.

(2)	Our investments in Loans Receivable contain purchase options on one Skilled Nursing/Transitional Care facility with 140 beds/units and six Senior Housing developments with 319 beds/units.

(3)	Our Preferred Equity Investments include investments in entities owning 12 Senior Housing developments with 1,316 beds/units and one Skilled Nursing/Transitional Care facility with 120 beds/units.

See reporting definitions.	2

SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$111,789	$61,927	$239,175	$198,735
Net operating income	106,687	60,523	227,246	194,479
Net income attributable to common stockholders	12,534	22,776	46,756	39,419
FFO attributable to common stockholders	37,885	38,427	104,432	123,706
Normalized FFO attributable to common stockholders	70,297	35,446	142,862	116,975
AFFO attributable to common stockholders	63,403	38,449	135,724	122,697
Normalized AFFO attributable to common stockholders	67,633	34,978	137,889	113,060
Per share data attributable to common stockholders:
Diluted EPS	$0.11	$0.35	$0.57	$0.60
Diluted FFO	0.34	0.59	1.28	1.89
Diluted Normalized FFO	0.63	0.54	1.75	1.79
Diluted AFFO	0.56	0.58	1.66	1.86
Diluted Normalized AFFO	0.60	0.53	1.69	1.72

Net cash flow (used in) provided by operations	$(4,100)	$39,322	$49,771	$133,816

Investment Portfolio	September 30, 2017	December 31, 2016
Real Estate Properties held for investment (1)	530	183
Real Estate Properties held for investment, gross ($)	$6,309,026	$2,292,345
Total Beds/Units	55,904	18,878
Weighted Average Remaining Lease Term (in months)	110	112
Total Investment in Direct Financing Lease	1	—
Total Investment in Direct Financing Lease, net ($)	$22,866	$—
Total Investments in Loans Receivable (#)	24	10
Total Investments in Loans Receivable, gross ($) (2)	$98,261	$51,432
Total Preferred Equity Investments (#)	13	12
Total Preferred Equity Investments, gross ($)	$52,288	$45,190
Debt	September 30, 2017	December 31, 2016
Principal Balance
Fixed Rate Debt	$1,461,871	$863,638
Variable Rate Debt - Swapped (3)	945,225	338,000
Variable Rate Debt - Floating	604,500	26,000
Total Debt	3,011,596	1,227,638

Cash	(30,873)	(25,663)
Net Debt (4)	$2,980,723	$1,201,975

Weighted Average Effective Interest Rate
Fixed Rate Debt	5.17%	5.16%
Variable Rate Debt - Swapped (3)	2.66%	2.99%
Variable Rate Debt - Floating	2.61%	2.77%
Total Debt	3.87%	4.51%

% of Total
Fixed Rate Debt	48.5%	70.3%
Variable Rate Debt - Swapped (3)	31.4%	27.5%
Variable Rate Debt - Floating	20.1%	2.2%

Availability Under Revolving Credit Facility	$749,000	$474,000
Available Liquidity (5)	$779,614	$499,547

(1)	Real Estate Properties held for investment include Senior Housing - Managed properties.

(2)	Total Investments in Loans Receivable consists of principal plus capitalized origination fees net of loan loss reserves.

(3)
As of September 30, 2017, variable rate debt - swapped includes $845.0 million subject to swap agreements that fix LIBOR at a weighted average rate of 1.19%, $72.1 million (CAD $90.0 million) and $28.1 million (CAD $35.0 million) subject to swap agreements that fix the Canadian Offer Dollar Rate (“CDOR”) at 1.59% and 0.93%, respectively.

(4)	Net Debt excludes deferred financing costs, net and premiums/discounts, net.
(5)     Available liquidity represents unrestricted cash, excluding cash associated with consolidated joint ventures, and availability under the revolving credit facility.

See reporting definitions.	3

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Rental income	$100,145	$56,833	$213,273	$167,442
Interest and other income	4,090	3,157	8,062	25,482
Resident fees and services	7,554	1,937	17,840	5,811

Total revenues	111,789	61,927	239,175	198,735

Expenses:
Depreciation and amortization	25,933	17,102	62,290	51,273
Interest	24,568	15,794	56,218	49,139
Operating expenses	5,102	1,404	11,929	4,256
General and administrative	12,944	4,966	24,159	13,513
Merger and acquisition costs	23,299	1,051	29,750	1,222
Provision for doubtful accounts and loan losses	5,149	540	7,454	3,286
Impairment of real estate	—	—	—	29,811

Total expenses	96,995	40,857	191,800	152,500

Other income (expense):
Loss on extinguishment of debt	(553)	—	(553)	(556)
Other income	51	2,945	3,121	5,345
Net gain (loss) on sale of real estate	582	1,451	4,614	(3,203)

Total other income (expense)	80	4,396	7,182	1,586

Income before income tax expense	14,874	25,466	54,557	47,821

Income tax benefit (expense)	195	(154)	(161)	(786)

Net income	15,069	25,312	54,396	47,035

Net loss attributable to noncontrolling interests	26	25	42	66

Net income attributable to Sabra Health Care REIT, Inc.	15,095	25,337	54,438	47,101

Preferred stock dividends	(2,561)	(2,561)	(7,682)	(7,682)

Net income attributable to common stockholders	$12,534	$22,776	$46,756	$39,419

Net income attributable to common stockholders, per:

Basic common share	$0.11	$0.35	$0.58	$0.60

Diluted common share	$0.11	$0.35	$0.57	$0.60

Weighted-average number of common shares outstanding, basic	112,149,638	65,312,288	81,150,846	65,285,591

Weighted-average number of common shares outstanding, diluted	112,418,100	65,591,428	81,429,044	65,470,589

See reporting definitions.	4

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $336,689 and $282,812 as of September 30, 2017 and December 31, 2016, respectively	$5,972,785	$2,009,939
Loans receivable and other investments, net	149,766	96,036
Cash and cash equivalents	30,873	25,663
Restricted cash	12,489	9,002
Lease intangible assets, net	262,817	26,250
Accounts receivable, prepaid expenses and other assets, net	159,577	99,029
Total assets	$6,588,307	$2,265,919

Liabilities
Secured debt, net	$257,571	$160,752
Revolving credit facility	251,000	26,000
Term loans, net	1,190,887	335,673
Senior unsecured notes, net	1,305,996	688,246
Accounts payable and accrued liabilities	116,146	39,639
Lease intangible liabilities, net	94,878	—
Total liabilities	3,216,478	1,250,310

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016	58	58
Common stock, $.01 par value; 250,000,000 shares authorized, 175,832,213 and 65,285,614 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	1,758	653
Additional paid-in capital	3,588,510	1,208,862
Cumulative distributions in excess of net income	(225,459)	(192,201)
Accumulated other comprehensive income (loss)	4,236	(1,798)
Total Sabra Health Care REIT, Inc. stockholders’ equity	3,369,103	1,015,574
Noncontrolling interests	2,726	35
Total equity	3,371,829	1,015,609
Total liabilities and equity	$6,588,307	$2,265,919

See reporting definitions.	5

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$54,396	$47,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,290	51,273
Amortization of above and below market lease intangibles, net	637	—
Non-cash interest income adjustments	(137)	549
Amortization of deferred financing costs	4,132	3,767
Stock-based compensation expense	8,329	6,137
Amortization of debt premium/discount	(99)	81
Loss on extinguishment of debt	553	556
Straight-line rental income adjustments	(18,260)	(16,710)
Provision for doubtful accounts and loan losses	7,454	3,286
Change in fair value of contingent consideration	(552)	50
Net (gain) loss on sales of real estate	(4,614)	3,203
Impairment of real estate	—	29,811
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets	(5,752)	1,381
Accounts payable and accrued liabilities	(53,570)	6,217
Restricted cash	(5,036)	(2,820)

Net cash provided by operating activities	49,771	133,816
Cash flows from investing activities:
Acquisition of real estate	(393,064)	(109,619)
Cash received in CCP merger	77,858	—
Origination and fundings of loans receivable	(5,642)	(9,478)
Origination and fundings of preferred equity investments	(2,713)	(6,845)
Additions to real estate	(3,233)	(901)
Repayment of loans receivable	8,710	214,947
Repayments of preferred equity investments	3,239	—
Net proceeds from the sales of real estate	11,723	85,449

Net cash (used in) provided by investing activities	(303,122)	173,553
Cash flows from financing activities:
Net repayments of revolving credit facility	(137,000)	(255,000)
Proceeds from term loans	181,000	69,360
Principal payments on secured debt	(3,094)	(13,756)
Payments of deferred financing costs	(15,316)	(5,933)
Issuance of common stock, net	319,026	(1,289)
Dividends paid on common and preferred stock	(86,813)	(89,283)

Net cash provided by (used in) financing activities	257,803	(295,901)

Net increase in cash and cash equivalents	4,452	11,468
Effect of foreign currency translation on cash and cash equivalents	758	772
Cash and cash equivalents, beginning of period	25,663	7,434

Cash and cash equivalents, end of period	$30,873	$19,674

See reporting definitions.	6

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS CONTINUED
(in thousands)

	Nine Months Ended September 30,
	2017	2016
Supplemental disclosure of cash flow information:
Interest paid	$48,836	$49,009
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of business in CCP merger	$3,726,093	$—
Assumption of indebtedness in CCP merger	$(1,751,373)	$—
Stock exchanged in CCP merger	$(2,052,578)	$—
Real estate acquired through loan receivable foreclosure	$—	$10,100

See reporting definitions.	7

SABRA HEALTH CARE REIT, INC.
CAPITALIZATION
(dollars in thousands, except per share data)

Debt	September 30, 2017	December 31, 2016
Secured debt	$260,371	$163,638
Revolving credit facility	251,000	26,000
Term loans	1,200,225	338,000
Senior unsecured notes	1,300,000	700,000

Total Debt	3,011,596	1,227,638
Deferred financing costs and premiums/discounts, net	(6,142)	(16,967)
Total Debt, Net	$3,005,454	$1,210,671

Revolving Credit Facility	September 30, 2017	December 31, 2016
Credit facility availability	$749,000	$474,000
Credit facility capacity	1,000,000	500,000

Enterprise Value
As of September 30, 2017	Shares Outstanding	Price	Value
Common stock	175,832,213	$21.94	$3,857,759
Preferred stock	5,750,000	25.65	147,488
Total Debt			3,011,596
Cash and cash equivalents			(30,873)

Total Enterprise Value			$6,985,970

As of December 31, 2016	Shares Outstanding	Price	Value
Common stock	65,285,614	$24.42	$1,594,275
Preferred stock	5,750,000	25.15	144,613
Total Debt			1,227,638
Cash and cash equivalents			(25,663)

Total Enterprise Value			$2,940,863

Common Stock and Equivalents	Weighted Average Common Shares
	Three Months Ended September 30, 2017		Nine Months Ended September 30, 2017
	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO	EPS, FFO and Normalized FFO	EPS, AFFO and Normalized AFFO
Common stock	112,123,308	112,123,308	81,126,041	81,126,041
Common equivalents	26,330	26,330	24,805	24,805

Basic common and common equivalents	112,149,638	112,149,638	81,150,846	81,150,846
Dilutive securities:
Restricted stock and units	268,135	543,814	277,422	589,666
Options	327	327	776	776

Diluted common and common equivalents	112,418,100	112,693,779	81,429,044	81,741,288

See reporting definitions.	8

SABRA HEALTH CARE REIT, INC.
INDEBTEDNESS
September 30, 2017
(dollars in thousands)

	Principal	Weighted Average Effective Rate (1)	% of Total
Fixed Rate Debt
Secured debt	$161,871	3.87%	5.3%
Unsecured senior notes	1,300,000	5.33%	43.2%

Total fixed rate debt	1,461,871	5.17%	48.5%
Variable Rate Debt(2)
Secured debt	98,500	3.02%	3.3%
Revolving credit facility	251,000	2.47%	8.3%
Term loans	1,200,225	2.66%	39.9%

Total variable rate debt	1,549,725	2.66%	51.5%

Total Debt	$3,011,596	3.87%	100.0%
Secured Debt
Secured debt	$260,371	3.55%	8.6%
Unsecured Debt
Unsecured senior notes	1,300,000	5.33%	43.2%
Revolving credit facility	251,000	2.47%	8.3%
Term loans	1,200,225	2.66%	39.9%

Total unsecured debt	2,751,225	3.90%	91.4%

Total Debt	$3,011,596	3.87%	100.0%

(1)	Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap agreements.

(2)
Term loans include $845.0 million subject to swap agreements that fix LIBOR at a weighted average rate of 1.19%, and $72.1 million (CAD $90.0 million) and $28.1 million (CAD $35.0 million) subject to swap agreements that fix CDOR at 1.59% and 0.93%, respectively. Excluding these amounts, variable rate debt was 20.1% of total debt as of September 30, 2017.

Maturities	Secured Debt		Unsecured Senior Notes		Term Loans		Revolving Credit Facility (1)		Total
	Principal	Rate (2)	Principal	Rate (2)	Principal	Rate (2)	Principal	Rate (2)	Principal	Rate (2)
10/1/17-12/31/17	$1,054	3.31%	$—	—	$—	—	$—	—	$1,054	3.31%
2018	4,304	3.30%	—	—	—	—	—	—	4,304	3.30%
2019	102,948	3.34%	—	—	—	—	—	—	102,948	3.34%
2020	4,598	3.46%	—	—	200,000	2.67%	—	—	204,598	2.69%
2021	20,587	3.46%	500,000	5.50%	—	—	251,000	2.47%	771,587	4.46%
2022	4,285	3.44%	—	—	1,000,225	2.69%	—	—	1,004,510	2.69%
2023	4,427	3.45%	200,000	5.38%	—	—	—	—	204,427	5.34%
2024	4,573	3.45%	—	—	—	—	—	—	4,573	3.45%
2025	4,725	3.46%	—	—	—	—	—	—	4,725	3.46%
2026	4,882	3.47%	500,000	5.13%	—	—	—	—	504,882	5.11%
Thereafter	103,988	3.60%	100,000	5.38%	—	—	—	—	203,988	4.47%
Total Debt	260,371		1,300,000		1,200,225		251,000		3,011,596
Premium, net	—		16,259		—		—		16,259
Deferred financing costs, net	(2,800)		(10,263)		(9,338)		—		(22,401)
Total Debt, Net	$257,571		$1,305,996		$1,190,887		$251,000		$3,005,454
Wtd. avg. maturity/years	15.4		6.3		4.5		3.9		6.2
Wtd. avg. effective interest rate(3)	3.55%		5.33%		2.66%		2.47%		3.87%
(1)    Revolving Credit Facility is subject to two six-month extension options.
(2)    Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate swap agreements.
(3)    Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap agreements.

See reporting definitions.	9

SABRA HEALTH CARE REIT, INC.
KEY CREDIT STATISTICS (1)

	September 30, 2017	December 31, 2016
Net Debt to Adjusted EBITDA (2)	4.79x	5.22x
Interest Coverage	4.86x	4.00x
Fixed Charge Coverage Ratio	4.34x	3.20x
Total Debt/Asset Value	44%	43%
Secured Debt/Asset Value	4%	6%
Unencumbered Assets/Unsecured Debt	229%	247%

Cost of Permanent Debt (3)	4.01%	4.55%

Unsecured Notes Ratings (S&P, Fitch, Moody's)	BBB- / BBB- / Ba1	BB- / BB+ / Ba3

(1)	Key credit statistics are calculated in accordance with the credit agreement (excluding net debt to adjusted EBITDA) relating to the revolving credit facility and the indentures relating to our unsecured senior notes.

(2)
Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, asset-specific loan loss reserves, and out of period reserves and is further adjusted to give effect to acquisitions and dispositions completed as of and subsequent to the date reported as though such acquisitions and dispositions occurred at the beginning of the period. Net Debt excludes deferred financing costs, net, premiums/discounts, net and borrowings and repayments subsequent to period end. In addition, Net Debt to Adjusted EBITDA includes the proceeds from the 2.4 million additional shares of common stock issued by the Company on October 2, 2017.

(3)    Excludes revolving credit facility balance which had an interest rate of 2.47% and 2.77% as of September 30, 2017 and December 31, 2016, respectively.

See reporting definitions.	10

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY
September 30, 2017
(dollars in thousands)

Total Property Portfolio			Cash Net Operating Income		Number of Beds/Units
	Number of Properties		Three Months Ended September 30,
Property Type		Investment	2017	2016
Skilled Nursing/Transitional Care	409	$4,386,543	$66,983	$31,799	45,710
Senior Housing - Leased	88	1,149,278	18,694	18,185	8,110
Senior Housing - Managed	11	170,866	2,452	533	999
Specialty Hospitals and Other	22	602,339	6,422	1,256	1,085
Total	530	$6,309,026	$94,551	$51,773	55,904

Same Store Property Portfolio (1)		Cash Net Operating Income
		Three Months Ended September 30,
Property Type	Number of Properties	2017	2016
Skilled Nursing/Transitional Care	85	$31,330	$30,209
Senior Housing - Leased	57	15,122	15,634
Senior Housing - Managed	2	526	533
Specialty Hospitals and Other	1	1,281	1,256
Total	145	$48,259	$47,632

Operating Statistics (2)	Coverage
	EBITDAR		EBITDARM		Occupancy Percentage		Skilled Mix
	Twelve Months Ended September 30,
Property Type	2017	2016	2017	2016	2017	2016	2017	2016
Skilled Nursing/Transitional Care	1.49x	1.45x	1.80x	1.78x	87.8%	87.5%	42.4%	43.4%
Senior Housing - Leased	1.14x	1.13x	1.32x	1.29x	87.7%	89.0%	NA	NA
Senior Housing - Managed	NA	NA	NA	NA	89.6%	75.2%	NA	NA
Specialty Hospitals and Other	NA	NA	NA	NA	68.2%	72.4%	NA	NA

Same Store Operating Statistics (3)	Coverage
	EBITDAR		EBITDARM		Occupancy Percentage		Skilled Mix
	Twelve Months Ended September 30,
Property Type	2017	2016	2017	2016	2017	2016	2017	2016
Skilled Nursing/Transitional Care	1.51x	1.47x	1.85x	1.80x	87.4%	88.2%	41.9%	43.8%
Senior Housing - Leased	1.32x	1.35x	1.49x	1.53x	88.5%	90.0%	NA	NA
Senior Housing - Managed	NA	NA	NA	NA	62.9%	68.1%	NA	NA
Specialty Hospitals and Other	NA	NA	NA	NA	68.2%	72.4%	NA	NA

(1)	Same store property portfolio includes all facilities owned for the full period in both comparison periods.

(2)
EBITDAR Coverage, EBITDARM Coverage, Occupancy Percentage and Skilled Mix (collectively, “Operating Statistics”) for each period presented include only Stabilized Facilities owned by the Company as of the end of the respective period. EBITDAR Coverage and EBITDARM Coverage exclude tenants with significant corporate guarantees. Operating Statistics are only included in periods subsequent to our acquisition and are presented one quarter in arrears, except for Senior Housing - Managed properties. As such, Operating Statistics exclude assets, other than Senior Housing - Managed properties, acquired after June 30, 2017 (e.g., CCP and North American Healthcare are excluded). See also Pro Forma Operating Statistics on page 13.

(3)
Same store Operating Statistics are presented for Stabilized Facilities owned for the full period in both comparison periods and are presented one quarter in arrears, except for Senior Housing - Managed properties. EBITDAR Coverage and EBITDARM Coverage exclude tenants with significant corporate guarantees.

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY (CONTINUED)
September 30, 2017
(dollars in thousands)

Top 10 Tenants
	Twelve Months Ended September 30, 2017
Tenant	Number of Properties	Lease Coverage (1)	% of Annualized Cash NOI
Genesis Healthcare, Inc. (2)	76	1.15x	13.3%
Senior Care Centers	38	1.04x	10.0%
Avamere Family of Companies (2)	29	1.30x	6.8%
Signature Healthcare	48	0.99x	6.5%
Holiday AL Holdings LP (2)	21	1.12x	5.6%
Signature Behavioral	6	1.72x	5.2%
North American Healthcare (3)	21	1.42x	5.1%
NMS Healthcare	5	1.82x	4.4%
Magnolia Health Systems	24	1.81x	2.7%
The McGuire Group	7	1.81x	2.5%

(1)
Lease Coverage is defined as the EBITDAR Coverage for Stabilized Facilities operated by the applicable tenant, unless there is a corporate guarantee and the guarantor level fixed charge coverage is a more meaningful indicator of the tenant’s ability to make rent payments. Lease Coverage is for the twelve months ended September 30, 2017 and is presented one quarter in arrears. Lease Coverage for legacy CCP tenants is presented as if these real estate investments were owned by Sabra during the period presented and does not reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.

(2)	Lease Coverage reflects guarantor level fixed charge coverage.

(3)	The North American Healthcare portfolio was acquired subsequent to the Lease Coverage period presented. Accordingly, the coverage is presented at the underwritten stabilized Lease Coverage level.

Pro Forma Operating Statistics (1)
	Twelve Months Ended September 30, 2017
	Coverage
Property Type	EBITDAR (2)	EBITDARM (2)	Occupancy Percentage	Skilled Mix
Skilled Nursing/Transitional Care	1.25x	1.68x	80.1%	37.4%
Senior Housing - Leased	1.14x	1.33x	87.3%	NA
Specialty Hospitals and Other	4.74x	5.08x	69.4%	NA

(1)
Pro forma Operating Statistics include (i) Stabilized Facilities owned by the Company as of the end of the period presented and (ii) properties acquired in the CCP merger that would be considered stabilized during the period presented, as if they were acquired at the beginning of the period presented. EBITDAR Coverage and EBITDARM Coverage exclude tenants with significant corporate guarantees and do not reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP. Operating Statistics are presented one quarter in arrears, except for Senior Housing - Managed properties.

(2)	Excluding coverage related to two Ancillary Supported Tenants, Skilled Nursing/Transitional Care EBITDAR Coverage and EBITDARM Coverage is 1.29x and 1.72x, respectively.

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY (CONTINUED)
September 30, 2017
(dollars in thousands)

Loans Receivable and Other Investments

Loan Type	Number of Loans	Property Type	Principal Balance as of September 30, 2017	Book Value as of September 30, 2017	Weighted Average Contractual Interest Rate	Interest Income Three Months Ended September 30, 2017 (1)	Maturity Date
Mortgage	5	Skilled Nursing / Senior Housing	$45,064	$42,664	9.2%	$200	11/07/16- 02/10/27
Construction	2	Senior Housing	2,354	2,418	8.0%	42	03/31/21- 05/31/22
Mezzanine	2	Senior Housing	34,640	28,391	10.3%	584	02/28/18- 05/25/20
Pre-development	1	Senior Housing	2,357	2,357	9.0%	54	04/01/20
Other	14	Multiple	44,926	27,859	8.6%	418	10/28/17- 04/30/27

	24		$129,341	$103,689	9.3%	$1,298

Loan loss reserve			—	(6,211)

			$129,341	$97,478

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Amount Funded as of September 30, 2017	Book Value as of September 30, 2017	Rate of Return	Other Income Three Months Ended September 30, 2017
Preferred Equity	13	Skilled Nursing / Senior Housing	$42,465	$42,465	$52,288	12.8%	$1,586

(1)    Includes interest income related to loans receivable investments held as of September 30, 2017.
SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY (CONTINUED)
September 30, 2017
(dollars in thousands)

Proprietary Development Pipeline (1)

	Investment Type			Property Type		Investment Amount (2)		Estimated Real Estate Value Upon Completion		Weighted Average Initial Cash Lease Yield	Certificate of Occupancy Timing(3)
State	Loan	Preferred Equity	Forward Commitment	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing
Colorado	1	1	—	—	2	$—	$7,307	$—	$54,500	7.8%	Q3 2016- Q4 2017
Florida	—	—	1	—	1	—	—	—	24,365	7.5%	Q4 2017
Indiana	—	4	—	—	4	—	15,556	—	120,400	7.3%	Q1 2017- Q4 2017
Kentucky	—	1	—	—	1	—	5,379	—	24,100	7.4%	Q4 2015
Minnesota	1	—	—	—	1	—	13,876	—	13,876	8.0%	Q1 2015
Ohio	—	2	—	—	2	—	4,840	—	61,400	7.4%	Q4 2016- Q1 2019
Tennessee	—	1	—	—	1	—	4,203	—	18,700	8.3%	Q2 2017
Texas	3	4	—	2	5	14,229	14,031	30,650	65,400	8.2%	Q4 2014- Q3 2018
Wisconsin	1	—	—	—	1	—	5,213	—	5,213	8.0%	Q3 2014

	6	13	1	2	18	$14,229	$70,405	$30,650	$387,954	7.7%

New Assets in Real Estate Portfolio (4)

	Property Type		Beds/Units		Gross Book Value	% of Total Real Estate Invested
State	Skilled Nursing/Transitional Care	Senior Housing	Skilled Nursing/Transitional Care	Senior Housing
Arizona	—	1	—	48	$10,321	0.2%
California	1	—	15	—	7,372	0.1%
Colorado	—	1	—	48	10,700	0.2%
Illinois	—	1	—	53	5,581	0.1%
Indiana	—	1	—	172	26,587	0.4%
Louisiana	1	—	144	—	26,270	0.4%
Nevada	—	1	—	68	23,670	0.4%
South Dakota	—	1	—	40	6,966	0.1%
Texas	5	5	599	271	111,292	1.7%
Virginia	—	1	—	68	23,000	0.3%
Washington	1	—	60	—	12,864	0.2%
Wisconsin	—	1	—	60	10,099	0.2%
Canada	—	1	—	74	28,063	0.4%

	8	14	818	902	$302,785	4.7%

(1)    Includes projects invested in or committed to as of September 30, 2017.
(2)    Investment amount excludes accrued and unpaid interest receivable.
(3)    Certificate of occupancy timing represents the period in which the certificate of occupancy has been received for a development project where construction has been completed or when the certificate of occupancy is expected to be received for a development project that is currently under construction.
(4)    Includes properties built since 2010 and included in real estate investments as of September 30, 2017.

See reporting definitions.	11

SABRA HEALTH CARE REIT, INC.
YEAR TO DATE INVESTMENT ACTIVITY (1)
For the Nine Months Ended September 30, 2017
(dollars in thousands)

	Initial Investment Date	Property Type	Number of Properties	Beds/Units	2017 Amounts Invested (2)	Rate of Return/Initial Cash Yield
Real Estate Investments
Poet's Walk of Cedar Park	06/01/17	Senior Housing	1	68	$14,456	7.50%
North American Portfolio	09/19/17	Skilled Nursing/Transitional Care	21	1,894	378,608	8.00%
Additions to Real Estate	Various	Multiple	N/A	N/A	1,852	7.87%
Total Real Estate Investments					394,916	7.98%
Preferred Equity Investments
Leo Brown Group - Madeira	07/25/17	Senior Housing	1	163	5,759	12.00%
Loans Receivable
McKinney Construction Loan	03/14/16	Senior Housing	1	27	1,262	8.00%
Arlington Construction Loan	06/01/17	Senior Housing	1	27	211	8.00%
Total Loans Receivable					1,473	8.00%
All Investments					$402,148	8.04%

(1)	Excludes CCP merger.

(2)	Real estate investments include capitalized acquisition costs.

See reporting definitions.	12

SABRA HEALTH CARE REIT, INC.
PORTFOLIO CONCENTRATIONS (1)

Relationship Concentration

Asset Class Concentration

Payor Source Concentration (2)

(1)	Concentrations are calculated using Annualized Cash Net Operating Income for real estate investments, investments in loans receivable and other investments.

(2)	Tenant and borrower revenue presented one quarter in arrears.

See reporting definitions.	13

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
September 30, 2017

Property Type

Location	Skilled Nursing/Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Total	% of Total
Texas	59	15	—	14	88	16.6%
Kentucky	39	1	—	1	41	7.7
Indiana	28	6	—	—	34	6.4
California	26	1	—	4	31	5.9
Massachusetts	22	—	—	—	22	4.2
Oregon	16	4	—	—	20	3.8
North Carolina	15	2	—	—	17	3.2
Washington	14	3	—	—	17	3.2
New Hampshire	11	6	—	—	17	3.2
Connecticut	14	2	—	—	16	3.0
Other (33 states & Canada)	165	48	11	3	227	42.8

Total	409	88	11	22	530	100.0%

% of Total properties	77.2%	16.6%	2.1%	4.1%	100.0%

Distribution of Beds/Units

		Property Type
Location	Total Number of Properties	Skilled Nursing/Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Total	% of Total
Texas	88	7,251	1,502	—	366	9,119	16.3%
Kentucky	41	3,716	68	—	40	3,824	6.9
Indiana	34	2,926	449	—	—	3,375	6.0
California	31	2,210	102	—	340	2,652	4.8
Massachusetts	22	2,621	—	—	—	2,621	4.7
Connecticut	16	1,950	140	—	—	2,090	3.7
Oregon	20	1,561	509	—	—	2,070	3.7
North Carolina	17	1,672	237	—	—	1,909	3.4
New Hampshire	17	1,016	838	—	—	1,854	3.3
Washington	17	1,584	206	—	—	1,790	3.2
Other (33 states & Canada)	227	19,203	4,059	999	339	24,600	44.0

Total	530	45,710	8,110	999	1,085	55,904	100.0%

% of Total beds/units		81.8%	14.5%	1.8%	1.9%	100.0%

See reporting definitions.	14

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
September 30, 2017
(dollars in thousands)

Investment

		Property Type
Location	Total Number of Properties	Skilled Nursing/Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Total	% of Total
Texas	88	$608,976	$244,515	$—	$186,251	$1,039,742	16.5%
California	31	407,900	35,901	—	217,140	660,941	10.5
Oregon	20	241,529	86,013	—	—	327,542	5.2
Maryland	9	317,316	6,566	—	—	323,882	5.1
Indiana	34	260,564	47,165	—	—	307,729	4.9
Kentucky	41	271,303	5,784	—	30,077	307,164	4.9
New York	10	266,260	19,235	—	—	285,495	4.5
Washington	17	166,714	36,904	—	—	203,618	3.2
Arizona	8	30,465	47,221	—	120,897	198,583	3.2
North Carolina	17	129,809	67,272	—	—	197,081	3.1
Other (33 states & Canada)	255	1,685,707	552,702	170,866	47,974	2,457,249	38.9

Total	530	$4,386,543	$1,149,278	$170,866	$602,339	$6,309,026	100.0%

% of Total investment		69.6%	18.2%	2.7%	9.5%	100.0%

(1)    Investment balance in Canada is based on the exchange rate as of September 30, 2017 of $0.8018 per CAD $1.00.

See reporting definitions.	15

SABRA HEALTH CARE REIT, INC.
PORTFOLIO LEASE EXPIRATIONS (1)
September 30, 2017
(dollars in thousands)

	2018	2020	2021	2022	2023	2024	2025	2026	Thereafter	Total
Skilled Nursing/Transitional Care
Properties	8	43	9	37	56	27	20	20	188	408
Beds/Units	1,010	5,337	1,175	3,717	6,885	2,766	2,174	2,248	20,398	45,710
Annualized Revenues	$7,101	$41,125	$7,956	$48,155	$70,122	$26,088	$14,433	$22,990	$257,097	$495,067
Senior Housing - Leased
Properties	—	—	2	16	3	9	13	1	42	86
Beds/Units	—	—	163	1,095	393	667	920	100	4,676	8,014
Annualized Revenues	$—	$—	$1,070	$10,339	$3,254	$7,087	$10,444	$629	$62,735	$95,558
Specialty Hospitals and Other
Properties	—	12	—	—	—	—	—	—	10	22
Beds/Units	—	258	—	—	—	—	—	—	827	1,085
Annualized Revenues	$—	$4,943	$—	$—	$—	$—	$—	$—	$45,817	$50,760

Total Properties	8	55	11	53	59	36	33	21	240	516

Total Beds/Units	1,010	5,595	1,338	4,812	7,278	3,433	3,094	2,348	25,901	54,809

Total Annualized Revenues	$7,101	$46,068	$9,026	$58,494	$73,376	$33,175	$24,877	$23,619	$365,649	$641,385

% of Revenue	1.1%	7.2%	1.4%	9.1%	11.4%	5.2%	3.9%	3.7%	57.0%	100.0%

(1)
Excludes Senior Housing - Managed communities, one asset held for sale, one non-operational skilled nursing/transitional care facility and two Senior Housing - Leased communities transitioned to new operators as of September 30, 2017.

See reporting definitions.	16

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

North American Healthcare Portfolio

201
Terrace View
REHABILITATION
& 24-HR SKILLED NURSING
201 EAST BASTANCHURY ROAD

•Investment Date:	September 19, 2017

•Investment Amount:	$378.6 million (1)

•Investment Type:	Real Estate

•Number of Properties:	21

•Location:	California (18) and Washington (3)

•Beds/Units:	1,894

•Property Type:	Skilled Nursing/Transitional Care

•Annualized GAAP Income:	$34.1 million

•Initial Cash Yield:	8.0%

(1)
Includes $0.6 million of capitalized acquisition costs. In connection with the acquisition of the 21 skilled nursing/transitional care facilities, we entered into a definitive agreement to acquire two additional skilled nursing/transitional care facilities from the seller for a purchase price of $42.8 million; the acquisition is expected to occur by December 31, 2017 and is subject to customary conditions.

See reporting definitions.	17

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FFO, NORMALIZED FFO, AFFO AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to common stockholders	$12,534	$22,776	$46,756	$39,419
Add:
Depreciation of real estate assets	25,933	17,102	62,290	51,273
Net (gain) loss on sales of real estate	(582)	(1,451)	(4,614)	3,203
Impairment of real estate	—	—	—	29,811
FFO attributable to common stockholders	$37,885	$38,427	$104,432	$123,706
Additional default interest income	—	(582)	—	(4,398)
Lease termination fee	(351)	(2,634)	(2,634)	(4,732)
CCP merger and transition related costs	27,576	—	33,983	—
Loss on extinguishment of debt	553	—	553	556
Provision for doubtful accounts and loan losses, net (1)	4,583	(13)	6,365	1,847
Other normalizing items (2)	51	248	163	(4)
Normalized FFO attributable to common stockholders	$70,297	$35,446	$142,862	$116,975
FFO	$37,885	$38,427	$104,432	$123,706
Merger and acquisition costs (3)	23,299	1,051	29,750	1,222
Stock-based compensation expense (3)	2,669	2,485	6,988	6,137
Straight-line rental income adjustments	(8,682)	(5,593)	(18,260)	(16,710)
Amortization of above and below market lease intangibles, net	637	—	637	—
Non-cash interest income adjustments	(188)	106	(137)	549
Amortization of deferred financing costs	1,574	1,273	4,132	3,767
Non-cash portion of loss on extinguishment of debt	553	—	553	556
Change in fair value of contingent consideration	270	100	(552)	50
Provision for doubtful straight-line rental income, loan losses and other reserves	4,886	830	6,810	3,445
Other non-cash adjustments (4)	500	(230)	1,371	(25)
AFFO attributable to common stockholders	$63,403	$38,449	$135,724	$122,697
CCP transition costs	4,297	—	4,297	—
Additional default interest income	—	(582)	—	(4,398)
Lease termination fee	(351)	(2,634)	(2,634)	(4,732)
Provision for doubtful cash income (1)	263	(290)	443	(290)
Other normalizing items (2)	21	35	59	(217)
Normalized AFFO attributable to common stockholders	$67,633	$34,978	$137,889	$113,060
Amounts per diluted common share attributable to common stockholders:
Net income	$0.11	$0.35	$0.57	$0.60
FFO	$0.34	$0.59	$1.28	$1.89
Normalized FFO	$0.63	$0.54	$1.75	$1.79
AFFO	$0.56	$0.58	$1.66	$1.86
Normalized AFFO	$0.60	$0.53	$1.69	$1.72
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	112,418,100	65,591,428	81,429,044	65,470,589
AFFO and Normalized AFFO	112,693,779	65,872,688	81,741,288	65,854,782

(1)	See Reporting Definitions for definition of Normalized FFO and Normalized AFFO for further information.

(2)
Other normalizing items for FFO include operating expenses other than for Senior Housing - Managed properties and ineffectiveness loss related to our LIBOR interest rate swaps. Other normalizing items for AFFO includes operating expenses other than for Senior Housing - Managed properties.

(3)
Merger and acquisition costs incurred during the three and nine months ended September 30, 2017 primarily relate to the CCP merger. Merger and acquisition costs include $1.3 million of stock-based compensation expense related to former CCP employees.

(4)    Other non-cash adjustments include amortization of debt premiums/discounts and non-cash interest expense related to our interest rate hedges.

See reporting definitions.	18

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF NOI AND SAME STORE CASH NOI
(dollars in thousands)

	Three Months Ended September 30,
	2017							2016
	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Interest and Other Income	Corporate	Total	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Interest and Other Income	Corporate	Total
Net income (loss)	$55,673	$13,007	$1,248	$5,524	$4,090	$(64,473)	$15,069	$26,152	$12,819	$258	$897	$3,157	$(17,971)	$25,312
Adjustments:
Depreciation and amortization	15,172	7,696	1,204	1,644	—	217	25,933	8,178	7,961	275	477	—	211	17,102
Interest	1,529	482	—	—	—	22,557	24,568	1,306	494	—	—	—	13,994	15,794
General and administrative	—	—	—	—	—	12,944	12,944	—	—	—	—	—	4,966	4,966
Merger and acquisition costs	—	—	—	—	—	23,299	23,299	—	—	—	—	—	1,051	1,051
Provision for doubtful accounts and loan losses	—	—	—	—	—	5,149	5,149	—	—	—	—	—	540	540
Impairment of real estate	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—	553	553	—	—	—	—	—	—	—
Other income	—	—	—	—	—	(51)	(51)	—	—	—	—	—	(2,945)	(2,945)
Net gain on sale of real estate	(582)	—	—	—	—	—	(582)	(1,451)	—	—	—	—	—	(1,451)
Income tax (benefit) expense	—	—	—	—	—	(195)	(195)	—	—	—	—	—	154	154

Total net operating income	$71,792	$21,185	$2,452	$7,168	$4,090	$—	$106,687	$34,185	$21,274	$533	$1,374	$3,157	$—	$60,523

Non-cash rental income adjustments	(4,809)	(2,491)	—	(746)	—	—	(8,046)	(2,386)	(3,089)	—	(118)	—	—	(5,593)

Total cash net operating income	$66,983	$18,694	$2,452	$6,422	$4,090	$—	$98,641	$31,799	$18,185	$533	$1,256	$3,157	$—	$54,930

Cash net operating income not included in same store	(35,653)	(3,572)	(1,926)	(5,141)				(1,590)	(2,551)	—	—

Same store cash net operating income (1)	$31,330	$15,122	$526	$1,281				$30,209	$15,634	$533	$1,256

(1)    Same store includes all real estate facilities owned for the full period in both comparison periods.

See reporting definitions.	19

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF NOI AND SAME STORE CASH NOI (CONTINUED)
(dollars in thousands)

	Nine Months Ended September 30,
	2017							2016
	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Interest and Other Income	Corporate	Total	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Interest and Other Income	Corporate	Total
Net income (loss)	$110,211	$36,314	$3,017	$7,323	$8,062	$(110,531)	$54,396	$69,735	$37,892	$738	$(28,588)	$25,482	$(58,224)	$47,035
Adjustments:
Depreciation and amortization	31,210	24,941	2,894	2,596	—	649	62,290	24,117	22,899	817	2,845	—	595	51,273
Interest	3,857	1,435	—	—	—	50,926	56,218	4,042	1,486	—	—	—	43,611	49,139
General and administrative	—	—	—	—	—	24,159	24,159	—	—	—	—	—	13,513	13,513
Merger and acquisition costs	—	—	—	—	—	29,750	29,750	—	—	—	—	—	1,222	1,222
Provision for doubtful accounts and loan losses	—	—	—	—	—	7,454	7,454	—	—	—	—	—	3,286	3,286
Impairment of real estate	—	—	—	—	—	—	—	—	—	—	29,811	—	—	29,811
Loss on extinguishment of debt	—	—	—	—	—	553	553	—	—	—	—	—	556	556
Other income	—	—	—	—	—	(3,121)	(3,121)	—	—	—	—	—	(5,345)	(5,345)
Net (gain) loss on sale of real estate	(4,608)	(6)	—	—	—	—	(4,614)	3,151	—	—	52	—	—	3,203
Income tax expense	—	—	—	—	—	161	161	—	—	—	—	—	786	786

Total net operating income	$140,670	$62,684	$5,911	$9,919	$8,062	$—	$227,246	$101,045	$62,277	$1,555	$4,120	$25,482	$—	$194,479

Non-cash rental income adjustments	(9,140)	(7,553)	—	(931)	—	—	(17,624)	(7,147)	(9,212)	—	(351)	—	—	(16,710)

Total cash net operating income	$131,530	$55,131	$5,911	$8,988	$8,062	$—	$209,622	$93,898	$53,065	$1,555	$3,769	$25,482	$—	$177,769

See reporting definitions.	20

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Ancillary Supported Tenant. A tenant, or one of its affiliates, that owns an ancillary business that depends on providing services to the residents of the properties leased by the affiliated operating company (Sabra's tenant) for a meaningful part of the ancillary business's profitability.
Annualized Revenues. The annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents.
Cash Net Operating Income (“Cash NOI”).   The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. We consider Cash NOI an important supplemental measure because it allows investors, analysts and our management to evaluate the operating performance of our investments. We define Cash NOI as total revenues less operating expenses and non-cash revenues. Cash NOI excludes all other financial statement amounts included in net income.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. EBITDAR includes an imputed management fee of 5.0% of revenues for Skilled Nursing/Transitional Care facilities and Senior Housing - Leased communities and an imputed management fee of 2.5% of revenues for Specialty Hospitals and Other facilities. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.
EBITDAR Coverage. Represents the ratio of EBITDAR to contractual rent for owned facilities (excluding Senior Housing - Managed properties). EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure.
EBITDARM Coverage. Represents the ratio of EBITDARM to contractual rent for owned facilities (excluding Senior Housing - Managed properties). EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM.
Enterprise Value. The Company believes Enterprise Value is an important measurement as it is a measure of a company’s value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the number of shares of common stock multiplied by the closing price of our common stock on the last day of the period presented. Total Enterprise Value includes our market equity capitalization and consolidated debt, less cash and cash equivalents.
Fixed Charge Coverage Ratio. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, amortization of above and below market lease intangibles, net, non-cash interest income adjustments, stock-based compensation expense, amortization of deferred financing costs, merger and acquisition

21

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, provision for loan losses, changes in fair value of contingent consideration and amortization of debt premiums/discounts). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities.
Market Capitalization. Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.
Net Operating Income (“NOI”).  The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. We consider NOI an important supplemental measure because it allows investors, analysts and our management to evaluate the operating performance of our investments. We define NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.
Normalized FFO and Normalized AFFO. Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.
Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy for independent living communities can be greater than 100% for a given period as multiple residents could occupy a single unit.
Senior Housing. Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.
Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated.
Skilled Nursing/Transitional Care. Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Specialty Hospitals and Other. Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing.
Stabilized Facility. At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care Facilities and 90% for Senior Housing Communities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) Senior Housing - Managed properties, (ii) facilities held for sale, (iii) facilities being positioned to be sold, (iv) facilities being transitioned from leased by the Company to being operated by the Company, and (v) facilities acquired during the three months preceding the period presented.
Total Debt. The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness.
Total Debt, Net. The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s condensed consolidated financial statements.

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